As filed with the Securities and Exchange Commission on August 19, 2015

Registration Nos. 333-197951

333-190486

333-183192

333-176179

333-164875

333-159295

333-147359

333-140027

333-135209

333-131644

333-124804

333-119780

333-109687

333-99627

333-66754

333-54614

333-42118

333-42112

333-42110

333-89523

333-77299

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-197951

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-190486

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-183192

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-176179

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-164875

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-159295

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-147359

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-140027

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-135209

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-131644

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-124804

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-119780

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-109687

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-99627

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-66754

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-54614

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-42118

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-42112

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-42110

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-89523

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-77299

UNDER

THE SECURITIES ACT OF 1933

INFORMATICA LLC

(Exact name of registrant as specified in its charter)

Delaware	77-0333710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Seaport Blvd.

Redwood City, California 94063

(Address, including zip code, of principal executive offices)

2009 Equity Incentive Plan

Siperian, Inc. 2003 Equity Incentive Plan

Employee Stock Purchase Plan

1999 Stock Incentive Plan

1999 Employee Stock Purchase Plan

Itemfield, Inc. 2003 Stock Plan

Similarity Vector Technologies (SivTech) Limited 2002 Share Option Scheme

Striva Corporation 2000 Stock Plan

Zimba 1999 Stock Option Plan

2000 Employee Stock Incentive Plan

Influence Software, Inc. 1996 Incentive Stock Option Plan

1996 Flexible Stock Incentive Plan

1999 Non-Employee Director Stock Incentive Plan

(Full titles of the plan)

Anil Chakravarthy

Acting Chief Executive Officer

Informatica LLC

2100 Seaport Blvd.

Redwood City, California 94063

(650) 385-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jose F. Macias, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements of Informatica LLC (the “Company”), each pertaining to the registration of the shares of common stock of the Company, par value $0.001 per share (“Common Stock”), offered under certain employee benefit and equity plans and agreements, originally filed on Form S-8 with the Securities and Exchange Commission (the “SEC”) and as amended from time to time (collectively, the “Registration Statements”):

File No.	Date Originally Filed with the SEC	Name of Equity Plan or Agreement	Shares of Common Stock (#)
333-197951	August 7, 2014	2009 Equity Incentive Plan	6,300,000
333-190486	August 8, 2013	2009 Equity Incentive Plan	4,000,000
333-183192	August 9, 2012	2009 Equity Incentive Plan	5,000,000
333-176179	August 9, 2011	2009 Equity Incentive Plan	2,500,000
333-164875	February 11, 2010	Siperian, Inc. 2003 Equity Incentive Plan	96,616
333-159295	May 15, 2009	2009 Equity Incentive Plan	9,000,000
		Employee Stock Purchase Plan	8,850,000
333-147359	November 13, 2007	1999 Stock Incentive Plan	4,647,101
		1999 Employee Stock Purchase Plan	1,858,840
333-140027	January 17, 2007	Itemfield, Inc. 2003 Stock Plan	157,728
333-135209	June 21, 2006	1999 Stock Incentive Plan	4,721,733
		1999 Employee Stock Purchase Plan	1,888,693
333-131644	February 7, 2006	Similarity Vector Technologies (SivTech) Limited 2002 Share Option Scheme	392,333
333-124804	May 11, 2005	1999 Stock Incentive Plan	4,486,750
		1999 Employee Stock Purchase Plan	1,794,700
333-119780	October 15, 2004	1999 Stock Incentive Plan	4,509,725
		1999 Employee Stock Purchase Plan	1,803,890
333-109687	October 14, 2003	1999 Stock Incentive Plan	4,154,944
		1999 Employee Stock Purchase Plan	1,661,977
		Striva Corporation 2000 Stock Plan	345,187
333-99627	September 16, 2002	1999 Stock Incentive Plan	4,150,494
		1999 Employee Stock Purchase Plan	1,660,198
333-66754	August 3, 2001	1999 Stock Incentive Plan	4,233,979
		1999 Employee Stock Purchase Plan	1,693,591
333-54614	January 30, 2001	Zimba 1999 Stock Option Plan	91,200
333-42118	July 24, 2000	2000 Employee Stock Incentive Plan	800,000
333-42112	July 24, 2000	Influence Software, Inc. 1996 Incentive Stock Option Plan	196,348
333-42110	July 24, 2000	1999 Stock Incentive Plan	1,923,822
		1999 Employee Stock Purchase Plan	769,528
333-89523	October 22, 1999	1996 Flexible Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan	1,013,007
333-77299	April 29, 1999	1999 Employee Stock Purchase Plan	400,000

On August 6, 2015, pursuant to the terms of an Agreement and Plan of Merger (as amended, supplement or modified, the “Agreement”), dated as of April 6, 2015, by and among Ithaca Holdco 2 LLC, a Delaware limited liability company (f/k/a Italics Inc., “Newco”), Ithaca Merger Sub LLC, a Delaware limited liability company (f/k/a Italics Merger Sub Inc.) and wholly owned subsidiary of Newco (“Merger Sub”) and the Company, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Newco. As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements.

Accordingly, the hereby terminates the effectiveness of the Registration Statements and, in accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Company that had been registered but remain unsold at the termination of the offering, the Company hereby removes from registration any and all such securities registered but unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 19, 2015.

INFORMATICA LLC

By:	/s/ Anil Chakravarthy
Name:	Anil Chakravarthy
Title:	Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil Chakravarthy		August 19, 2015
Anil Chakravarthy	Acting Chief Executive Officer
(Principal Executive Officer)
/s/ Michael J. Berry		August 19, 2015
Michael J. Berry	Chief Financial Officer and Executive Vice President, Operations and Corporate Planning
(Principal Financial Officer)
/s/ Gil Nayot		August 19, 2015
Gil Nayot	Vice President and Treasurer Ithaca Holdco 2 LLC Sole Member of Informatica LLC

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